UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional materials

☐	Soliciting Material Pursuant to § 240.14a-12

SUPERCONDUCTOR TECHNOLOGIES INC.

(Name of Registrant as Specified in Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON June 7, 2018

To Our Stockholders:

The Annual Meeting of Stockholders (our “Annual Meeting”) of Superconductor Technologies Inc. will be held on Thursday, June 7, 2018, at 9:00 a.m., local time, at our offices at 9101 Wall Street, Austin, Texas 78754 for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect one (1) Class 2 director to hold office until our 2021 Annual Meeting of Stockholders or until his or her successor is elected and qualified;

2.	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for 2018;

3.	To approve an amendment to our restated certificate of incorporation, as amended, to effect a reverse stock split of our common stock by a ratio of not less than 1-for-4 and not more than 1-for-10, with the Board of Directors (the “Board”) having the discretion as to whether or not the reverse stock split is to be effected at any time prior to the first anniversary date of this Annual Meeting of stockholders, and with the exact ratio of any reverse stock split to be set at a whole number within the above range as determined by the Board its discretion (the “Reverse Stock Split”);

4.	To approve an amendment to our restated certificate of incorporation, as amended, in the event the Reverse Stock Split is approved to reduce the number of shares of our authorized common stock in proportion to the percentage decrease in the number of outstanding shares of common stock resulting from the Reverse Stock Split, or a lesser decrease in authorized shares of common stock, as determined by the Board in its discretion; and

5.	To transact such other business as may properly come before our Annual Meeting or any adjournment(s) or postponement(s) thereof.

Only stockholders of record at the close of business on April 18, 2018 are entitled to notice of and to vote at our Annual Meeting. A list of stockholders as of this date will be available during normal business hours for examination at our offices by any stockholder for any purpose relevant to our Annual Meeting for a period of ten days prior to the Annual Meeting.

All stockholders are urged to attend our Annual Meeting in person or vote by proxy. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND OUR ANNUAL MEETING IN PERSON, PLEASE SIGN AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT OUR ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. The proxy is revocable at any time prior to its exercise and will not affect your right to vote in person in the event you attend our Annual Meeting.

By Order of the Board of Directors,

JEFFREY A. QUIRAM
President and Chief Executive Officer

Austin, Texas

May 8, 2018

Important Notice Regarding Availability of Proxy Materials for the 2018 Annual Meeting of

Stockholders to be Held on June 7, 2018

Our Proxy Statement, Annual Report on Form 10-K, as amended, and proxy card are available on the Internet at http://www.proxyvote.com and at the “SEC Filings” section under the “Investors” tab on our corporate website at http:// www.suptech.com.

9101 Wall Street

Austin, Texas 78754

(512) 334-8900

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2018

INTRODUCTION

This Proxy Statement contains information related to the solicitation of proxies by and on behalf of the Board of Directors of Superconductor Technologies Inc. (our “Board”) for use in connection with our Annual Meeting of Stockholders to be held on Thursday, June 7, 2018, beginning at 9:00 a.m., local time, at our offices located at 9101 Wall Street, Austin, Texas 78754, and at any and all adjournments or postponements thereof (our “Annual Meeting”). At our Annual Meeting, stockholders will be asked to consider and vote upon the following proposals: (i) the election of one (1) Class 2 director to hold office until our 2021 Annual Meeting of Stockholders or until his or her successor is elected and qualified; (ii) the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for 2018; (iii) approval to amend our restated certificate of incorporation, as amended, to effect a reverse stock split of our common stock at a ratio determined by our board of directors within a specified range with the Board having the discretion as to whether or not the reverse stock split is to be effected at any time prior to the first anniversary date of this Annual Meeting (the “Reverse Stock Split”); and (iv) approval, in the event the Reverse Stock Split is approved, to reduce the number of shares of our authorized common stock in proportion to the percentage decrease in the number of outstanding shares of common stock resulting from the Reverse Stock Split, or a lesser decrease in authorized shares of common stock, as determined by the Board in its discretion; and (v) the transaction of such other business as may properly come before our Annual Meeting. This Proxy Statement and the accompanying proxy card are being mailed to stockholders of record on or about May 10, 2018.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date

Only holders of record of our common stock at the close of business on April 18, 2018 (the “Record Date”) are entitled to notice of our Annual Meeting and to vote at our Annual Meeting. As of the Record Date, we had 12,323,798 shares of our common stock issued and outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our Secretary, at or before the taking of the vote at our Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending our Annual Meeting and voting in person.

Voting and Solicitation

Each share of our common stock is entitled to one vote on all matters presented at our Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed unrevoked proxies will be voted: (i) FOR the election of the nominee in this Proxy Statement for Class 2 director, (ii) FOR the ratification of the selection of Marcum LLP as our independent registered public accounting firm for 2018, (iii) FOR approval to amend our restated certificate of incorporation, as amended, to effect a reverse stock split of our common stock at a ratio determined by our board of directors within a specified range with the Board having the discretion as to whether or not the reverse stock split is to be effected at any time prior to the first anniversary date of this Annual Meeting (the “Reverse Stock Split”), and (iv) FOR approval to amend our restated certificate of incorporation, as amended, in the event the Reverse Stock Split is approved, to reduce the number of shares of our authorized common stock in proportion to the percentage decrease in the number of outstanding shares of common stock resulting from the Reverse Stock Split, or a lesser decrease in authorized shares of common stock, as determined by the Board in its discretion. No other business is expected to come before our Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed proxy card will vote such proxy in accordance with their best judgment.

If you will not be able to attend our Annual Meeting to vote in person, please vote your shares by completing and returning the accompanying proxy card or by voting electronically via the Internet or by telephone. To vote by mail, please mark, sign and date the accompanying proxy card and return it promptly in the enclosed postage paid envelope. To vote by Internet, go to www.proxyvote.com. To vote by telephone, call 1-800-690-6903, and follow the instructions to cast your vote. For voting by Internet or telephone, you will need to have your 12-digit control number located on your proxy card. Please do not return the enclosed paper ballot if you are voting by Internet or telephone.

We intend to solicit proxies primarily by mail. However, directors, officers, agents and employees may communicate with stockholders, banks, brokerage houses and others by telephone, e-mail, in person or otherwise to solicit proxies. We have no present plans to hire specially engaged employees or paid solicitors to assist in obtaining proxies, but reserve the option to do so. All expenses incurred in connection with this solicitation will be borne by us. We request that brokerage houses, nominees, custodians, fiduciaries and other like parties forward the soliciting materials to the underlying beneficial owners of our common stock. We will reimburse reasonable charges and expenses in doing so.

Quorum; Abstentions; Broker Non-Votes

Quorum. The required quorum for the transaction of business at our Annual Meeting is the holders of a majority of the stock issued and outstanding on the Record Date and entitled to vote at our Annual Meeting, present in person or by proxy. Shares that are voted “FOR” or “AGAINST” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at our Annual Meeting with respect to such matter. Abstentions and broker non-votes will count toward the presence of a quorum. Refer to each proposal for a discussion of the effect of abstentions and broker non-votes on the results of each proposal. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote.

Voting Requirements to Approve Proposals. Under Proposal One, the election of a Class 2 director, the director is elected by a “plurality” of the shares voted (meaning that the nominee with the largest number of votes is elected, up to the maximum number of directors to be chosen (in this case, one director)). The approval of Proposal Two, the ratification of the independent registered public accounting firm, requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. As a result, abstentions and broker non-votes will have no effect on the result of Proposal Two. The approval of Proposal Three, the Reverse Stock Split, and Proposal Four, the reduction in the number of authorized shares of our common stock, each requires the affirmative vote of a majority of the shares of common stock outstanding on the Record Date. As a result, abstentions and broker non-votes will have the same effect as a vote “AGAINST” Proposal Three and Proposal Four.

Broker Non-votes. Broker non-votes are shares held in street name for which a broker returns a proxy card but indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority.

Shares held in “Street Name.” If your shares of common stock are held by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to have your shares of common stock voted.

Broker Discretionary Voting. If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, then your shares will be voted as you direct. If you do not give instructions, then we expect that your broker will have the discretion to vote your shares for Proposal Two, Proposal Three and Proposal Four with each qualifying as a “routine matter” under such applicable rules, but for the election of directors the broker may not be entitled to vote your shares at all.

Deadline for Receipt of Stockholder Proposals for 2019 Annual Meeting of Stockholders

Pursuant to Rule 14a-8 of the Securities and Exchange Commission (“SEC”), proposals by eligible stockholders that are intended to be presented at our 2019 Annual Meeting of Stockholders must be received by our Corporate Secretary at Superconductor Technologies Inc., 9101 Wall Street, Austin, Texas 78754 not later than January 10, 2019 in order to be considered for inclusion in our proxy materials.

Stockholders intending to present a proposal at our 2019 Annual Meeting of Stockholders must comply with the requirements and provide the information set forth in our amended and restated bylaws. Under our amended and restated bylaws, a stockholder’s proposal must be timely received, which means that a proposal must be delivered to or mailed to our Secretary not less than 90 days prior to the meeting; provided that if less than 100 days’ notice or prior public disclosure of the meeting is given to stockholders, then notice by a stockholder, to be timely received, must be received by our Secretary not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

PROPOSAL ONE

ELECTION OF CLASS 2 DIRECTOR

Our Board currently consists of four directors divided into three classes — Class 1 (Mr. Quiram and Mr. Kaplan), Class 2 (Mr. Davis) and Class 3 (Mr. Vellequette) — with the directors in each class holding office for staggered terms of three years each or until their successors have been duly elected and qualified. Mr. Davis’s term expires at the Annual Meeting. Accordingly, one Class 2 director will be elected at our Annual Meeting. The nominee for election as the Class 2 director is Mr. Davis. The Class 2 director will serve until our 2021 Annual Meeting of Stockholders and until his successor is elected and qualified. Assuming the nominee is elected, we will have four directors serving as follows:

Class 1 directors : Jeffrey A. Quiram and Martin A. Kaplan	Terms expire at our 2020 annual meeting of stockholders.
Class 2 director : Lynn J. Davis	Term expires at our 2021 annual meeting of stockholders.
Class 3 director : David W. Vellequette	Term expires at our 2019 annual meeting of stockholders.

The accompanying proxy card grants the proxy holder the power to vote the proxy for a substitute nominee in the event that the nominee becomes unavailable to serve as a Class 2 director. Management presently has no knowledge that the nominee will refuse or be unable to serve as a Class 2 director for the prescribed term.

Required Vote

Directors are elected by a “plurality” of the shares voted. Plurality means that the nominee with the largest number of votes is elected, up to the maximum number of directors to be chosen (in this case, one director). Stockholders can either vote “for” the nominee or withhold authority to vote for the nominee. However, shares that are withheld will have no effect on the outcome of the election of director. Abstentions and broker non-votes also will not have any effect on the outcome of the election of the director.

Board Recommendation

Our Board Recommends a Vote “FOR” Mr. Davis.

CORPORATE GOVERNANCE AND BOARD MEETINGS AND COMMITTEES

Corporate Governance Policies and Practices

The following is a summary of our corporate governance policies and practices:

•	Our Board has determined that all of our directors, other than Mr. Quiram, are independent as defined by the rules of the SEC and The NASDAQ Stock Market (“NASDAQ”). Our Audit Committee, Compensation Committee and Governance and Nominating Committee each consists entirely of independent directors under the rules of the SEC and NASDAQ.

•

We have a Code of Business Conduct and Ethics for all of our employees, including our Chief Executive Officer and Chief Financial Officer. If we amend any provision of our Code of Business Conduct and Ethics that applies to our Chief Executive Officer or Chief Financial Officer (or any persons performing similar functions), or if we grant any waiver (including an implicit waiver) from any provision of our Code of Business Conduct and Ethics to our Chief Executive Officer or Chief Financial Officer (or any persons performing similar functions), we will disclose those amendments or waivers on our website at www.suptech.com/Investors/Corporate Governance/Amendments and Waivers to the Code of Conduct within four business days following the date of the amendment or waiver.

•	Our Audit Committee reviews and approves all related-party transactions.

•	As part of our Code of Business Conduct and Ethics, we have made a “whistleblower” hotline available to all employees for anonymous reporting of financial or other concerns. Our Audit Committee receives directly, without management participation, all hotline activity reports concerning accounting, internal controls or auditing matters.

Board Leadership Structure and Role in Risk Oversight

Our Board’s current policy is to separate the role of Chairman of our Board and Chief Executive Officer. Our Board believes that this structure combines accountability with effective oversight. This structure also allows us to benefit from the experience and knowledge of our Chairman, who has been on our Board since 2002, while reflecting the responsibilities and contributions of our Chief Executive Officer. In addition, we believe that the independence of our Chairman provides additional oversight over the decisions of our management and places additional control in the hands of our independent directors.

Our Board is actively involved in overseeing our risk management through our Audit Committee. Under its charter, our Audit Committee is responsible for inquiring of management and our independent auditors about significant areas of risk or exposure and assessing the steps management has taken to minimize such risks. Our Board’s role in risk oversight has not affected our Board’s determination that the separation of roles of Chairman and Chief Executive Officer is most appropriate for our company.

Stockholder Communications with Directors

Stockholders who want to communicate with our Board or with a particular director or committee may send a letter to our Secretary at Superconductor Technologies Inc., 9101 Wall Street, Austin, Texas 78754. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters should state whether the intended recipients are all members of our Board or just certain specified individual directors or a specified committee. The Secretary will circulate the communications (with the exception of commercial solicitations) to the appropriate director or directors. Communications marked “Confidential” will be forwarded unopened.

Attendance at Annual Meetings of Stockholders

We expect that all of our Board members attend our annual meetings of stockholders in the absence of a showing of good cause for failure to do so. All of the members of our Board attended our 2017 annual meeting of stockholders in person or by telephone.

Board Meetings and Committees

During 2017, each of our directors attended at least 75% of the aggregate of (i) the total number of Board meetings and (ii) the total number of meetings of the committees on which the director served.

Board of Directors

Our Board held a total of six meetings during 2017. Our Board has three standing committees — an Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934 (our “Audit Committee”), a Compensation Committee (our “Compensation Committee”) and a Governance and Nominating Committee (our “Nominating Committee”). Our Audit Committee, Compensation Committee and Nominating Committee each have a charter, which is available at the “Corporate Governance” section under the “Investors” tab on our website at www.suptech.com.

Audit Committee

The principal functions of our Audit Committee are to hire our independent public auditors, to review the scope and results of the year-end audit with management and the independent auditors, to review our accounting principles and our system of internal accounting controls and to review our annual and quarterly reports before filing them with the SEC. Our Audit Committee met eight times during 2017. The current members of our Audit Committee are Messrs. Vellequette (Chairman), Kaplan and Davis.

Our Board has determined that all members of our Audit Committee are “independent” as defined under the rules of the SEC and the listing standards of NASDAQ. Our Board has determined that Mr. Vellequette is an “audit committee financial expert.”

Compensation Committee

Our Compensation Committee reviews and approves salaries, bonuses and other benefits payable to our executive officers and administers our management incentive plan. Our Compensation Committee makes all compensation decisions with respect to our Chief Executive Officer and makes recommendations to our Board regarding non-equity compensation and equity awards to our other named executive officers (set forth below under “Executive Compensation — Summary Compensation Table”) and all other elected officers. In doing so, with respect to named executive officers other than the Chief Executive Officer, our Compensation Committee generally receives a recommendation from our Chief Executive Officer and other officers as appropriate. Our Chief Executive Officer also generally recommends the number of options or other equity awards to be granted to executive officers, within a range associated with the individual executive’s salary level, and presents this to our Compensation Committee for its review and approval.

Our Compensation Committee uses available data to review and compare our compensation levels to market compensation levels, taking into consideration the other companies’ size, the industry, and the individual executive’s level of responsibility, as well as anecdotal data regarding the compensation practices of other employers. We do not annually benchmark our executive compensation against a defined peer group, since we believe that defining such a group is difficult and would not materially affect our decisions. Our Compensation Committee does not generally hire an outside consulting firm to assist with compensation, as we believe that the value of doing so is exceeded by the costs. No compensation consultant was engaged to provide advice or recommendations on our executive or director compensation for 2017.

Our Compensation Committee also reviews the compensation of directors and recommends to our Board the amounts and types of cash to be paid and equity awards to be granted to our directors.

Our Compensation Committee met four times during 2017. The current members of our Compensation Committee are Messrs. Davis (Chairman), Kaplan and Vellequette. Our Board has determined that all members of our Compensation Committee are “independent” as defined under the rules of the SEC and the listing standards of NASDAQ. Our Compensation Committee will only delegate its authority to the extent consistent with our certificate of incorporation and bylaws and applicable laws, regulations and listing standards.

Our Compensation Committee created the Stock Option Committee (our “Stock Option Committee”) consisting of two members — our Compensation Committee Chairman and the Chief Executive Officer. The purpose of our Stock Option Committee is to facilitate the timely granting of stock options in connection with hiring, promotions and other special situations, and therefore our Stock Option Committee meets only periodically as certain events occur. Our Stock Option Committee is empowered to grant options to non-executive employees up to a preset annual aggregate limit (120,000 shares for 2017). The Stock Option Committee did not meet during 2017. Our Compensation Committee supervises these grants and retains exclusive authority for all executive officer grants and the annual employee grants. The current members of our Stock Option Committee are Messrs. Davis (Chairman) and Quiram.

Governance and Nominating Committee

Our Nominating Committee is responsible for overseeing and, as appropriate, making recommendations to our Board regarding, membership and constitution of our Board and its role in overseeing our affairs. Our Nominating Committee is responsible for proposing a slate of directors for election by the stockholders at each annual meeting and for proposing candidates to fill any vacancies. Our Nominating Committee is also responsible for the corporate governance practices and policies of our Board and its committees. The current members of our Nominating Committee are Messrs. Kaplan (Chairman), Davis, and Vellequette. Our Nominating Committee met five times in 2017. Our Board has determined that all members of our Nominating Committee are “independent” as defined under the rules of the SEC and the listing standards of NASDAQ.

Our Nominating Committee manages the process for evaluating current Board members at the time they are considered for re-nomination. After considering the appropriate skills and characteristics required on our Board, the current makeup of our Board, the results of the evaluations, and the wishes of our Board members to be re-nominated, our Nominating Committee recommends to our Board whether those individuals should be re-nominated.

Our Nominating Committee periodically reviews with our Board whether it believes our Board would benefit from adding a new member(s), and if so, the appropriate skills and characteristics required for the new member(s). If our Board determines that a new member would be beneficial, our Nominating Committee solicits and receives recommendations for candidates and manages the process for evaluating candidates. All potential candidates, regardless of their source (including candidates recommended by security holders), are reviewed under the same process. Our Nominating Committee (or its chair) screens the available information about the potential candidates. Based on the results of the initial screening, interviews with viable candidates are scheduled with Nominating Committee members, other members of our Board and senior members of management. Upon completion of these interviews and other due diligence, our Nominating Committee may recommend to our Board the election or nomination of a candidate.

Candidates for independent Board members have typically been found through recommendations from directors or others associated with us. Our stockholders may also recommend candidates by sending the candidate’s name and resume to our Nominating Committee under the provisions set forth above for communication with our Board. No such suggestions from our stockholders were received in time for our Annual Meeting.

Our Nominating Committee has no predefined minimum criteria for selecting Board nominees, although it believes that (i) all directors should share qualities such as: an ability to make meaningful contributions to our board; independence; strong communication and analytical skills; and a reputation for honesty and ethical conduct; and (ii) independent directors should share qualities such as: experience at the corporate, rather than divisional level, in multi-national organizations as large as or larger than us; and relevant, non-competitive experience. Our Nominating Committee does not have a formal policy with respect to diversity. However, our Nominating Committee and our Board believe that it is important that we have Board members whose diversity of skills, experience and background are complementary to those of our other Board members. In considering candidates for our Board, our Nominating Committee considers the entirety of each candidate’s credentials. In any given search, our Nominating Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of our Board and our perceived needs. However, during any search, our Nominating Committee reserves the right to modify its stated search criteria for exceptional candidates.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and significant stockholders (defined by statute as stockholders beneficially owning more than 10% of our common stock) to file with the SEC initial reports of beneficial ownership, and reports of changes in beneficial ownership, of our common stock. Directors, executive officers and significant stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of Forms 3, 4 and 5 (and amendments thereto) filed with the SEC and submitted to us, and on written representations by certain directors and executive officers received by us, we believe that all of our executive officers, directors and significant stockholders complied with all applicable filing requirements under Section 16(a) during 2017.

NON-EMPLOYEE DIRECTOR COMPENSATION

Summary of Compensation

Our directors who are also employees do not receive additional compensation for their service on our Board. Our Board maintains a written compensation policy for our non-employee directors. Each director other than our Chairman of the Board receives an annual cash retainer of $20,000, and our Chairman of the Board receives an annual cash retainer of $40,000. The annual cash retainer is paid bi-annually and requires that the director attend at least 75% of our Board meetings. Each director receives a $5,000 annual retainer for service as a member of our three standing committees. In addition, new directors receive an initial grant of 25,000 shares of our common stock on the date that they join our Board and, on the date of each annual meeting of stockholders, each director (other than our Chairman of the Board) receives an annual equity grant of 10,000 shares of our common stock and our Chairman of the Board receives an annual equity grant of 15,000 shares. Initial equity grants vest in three equal installments, on each anniversary of the grant date, and annual grants vest in two equal installments, on each anniversary of the grant date. Our Board provides an additional $15,000 annual retainer (which is paid bi-annually) as compensation for service as chairman of our Audit Committee and an additional $10,000 annual retainer for service as chairman of each of our Compensation Committee and Nominating Committee.

Non-employee directors do not receive compensation from us other than as a director or as committee member. There are no family relationships among our directors and executive officers.

Non-employee Director Compensation Table

The following table summarizes the compensation paid to our non-employee directors for 2017:

Name	Fees earned or paid in cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Total ($)
Martin A. Kaplan	60,000	20,390	—	80,390
Lynn J. Davis	40,000	13,594	—	53,594
Dan L. Halvorson (2)	45,000			45,000
David W. Vellequette (2)	740	—	—	740

(1)	The amounts in this column represent the aggregate grant date fair value of the shares of restricted common stock calculated in accordance with Accounting Standards Codification (“ASC”) 718, under the assumptions included in Note 5 to our audited financial statements for the year ended December 31, 2017 included in this Annual Report on Form 10-K. As of December 31, 2017: (i) Mr. Kaplan had 5,740 options to purchase common stock and 19,000 unvested shares of restricted common stock; (ii) Mr. Davis had 4,409 options to purchase common stock and 12,667 unvested shares of restricted common stock; (iii) Mr. Halvorson had no options to purchase common stock and no unvested shares of restricted common stock; (vi) Mr. Vellequette had 70 options to purchase common stock and no unvested shares of restricted common stock.
2)	Mr. Vellequette joined our Board on December 26, 2017 and Mr. Halvorson resigned from our Board on that date.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding those individuals currently serving as our directors (or nominated to serve as a director) and executive officers as of April 18, 2018:

Name	Age	Position
Martin A. Kaplan(1)(2)(3)	80	Chairman of the Board
Lynn J. Davis(1)(2)(3)(4)	71	Director
David W. Vellequette(1)(2)(3)(5)	61	Director
Jeffrey A. Quiram(4)	57	President, Chief Executive Officer and Director
William J. Buchanan	69	Chief Financial Officer (Principal Financial and Accounting Officer)
Kenneth E. Pfeiffer	51	Vice President, Engineering
Robert L. Johnson	67	Senior Vice President, Operations
Adam L. Shelton	51	Vice President, Product Management and Marketing

(1)	Member of our Audit Committee.
(2)	Member of our Compensation Committee.
(3)	Member of our Governance and Nominating Committee.
(4)	Member of our Stock Option Committee.
(5)	Mr. Vellequette joined our Board December 26, 2017.

Each of our directors, including our current nominee, was nominated based on the assessment of our Nominating Committee and our Board that he has demonstrated: an ability to make meaningful contributions to our Board; independence; strong communication and analytical skills; and a reputation for honesty and ethical conduct. Our Board consists of, and seeks to continue to include, persons whose diversity of skills, experience and background are complementary to those of our other directors.

Martin A. Kaplan has served on our board since 2002 and was named Chairman of the Board in October 2010. From 2000 through 2012, Mr. Kaplan was Chairman of the Board of JDS Uniphase, Inc. (“JDSU”), a telecommunications equipment company, where he remained a director until August 2015. In August 2015, JDSU spun off its communications and commercial optical products business into the publicly-traded company Lumentum Holdings Inc., at which time Mr. Kaplan resigned from the JDSU Board and became Chairman of the Board of Lumentum Holdings Inc. In a career spanning 40 years, Mr. Kaplan last served as Executive Vice-President of the Pacific Telesis Group, which became a subsidiary of SBC Communications in 1997. Mr. Kaplan has served as a director of a number of other public and private companies. Mr. Kaplan earned a B.S. in engineering from California Institute of Technology. Our Board has determined that Mr. Kaplan is qualified to serve as a director because he has extensive business leadership and board experience.

Lynn J. Davis has served on our Board since 2005. He served as President, Chief Operating Officer and director of August Technology, a manufacturer of inspection equipment for the semiconductor fabrication industry from 2005 to 2006. From 2002 to 2004, he was a partner at Tate Capital Partners Fund, LLC, a private investment firm he co-founded. Prior to Tate, Mr. Davis was an employee of ADC Telecommunications for 28 years, serving in 14 management positions, including Corporate President, Group President and Chief Operating Officer. In December 2016, he retired as Chairman of the Board of Directors of Flexsteel Industries Inc., a furniture manufacturer. Mr. Davis holds a B.S. in electrical engineering from Iowa State University and an M.B.A. from the University of Minnesota. Our Board has determined that Mr. Davis is qualified to serve as a director because he has extensive knowledge in various management roles in the telecommunications industry, including manufacturing, sales and marketing. In addition, as a venture capitalist, Mr. Davis has worked with smaller companies and brings a valuable entrepreneurial approach to management and compensation issues.

David W. Vellequette rejoined our Board in December 2017. Mr. Vellequette previously served on our Board from January 2007 until March 2014. Mr. Vellequette most recently served as senior vice president of finance of Avaya, a global provider of business collaboration and communications solutions, which emerged in December 2017 from a nearly year-long financial restructuring under Chapter 11. Previously, Mr. Vellequette served as Avaya’s senior vice president and chief financial officer from October 1, 2012 through October 23, 2017. From 2005 to 2012, he was chief financial officer of JDS Uniphase, Inc., a telecommunications equipment company. He joined JDS Uniphase as vice president and operations controller in 2004. From 2002 to 2004, Mr. Vellequette served as vice president of Worldwide Sales and Service Operations at Openwave Systems, Inc., an independent provider of software solutions for the mobile communications and media industries. From 1992 and 2002, Mr. Vellequette held various positions with Cisco Systems, and from 1984 to 1992, he was corporate controller with Altera Corporation, a supplier of programmable silicon solutions to the electronics industry. Mr. Vellequette began his finance career as an auditor with Ernst & Young. He holds a B.S. in Accounting from the University of California, Berkeley, and is a CPA. Our Board has determined that Mr. Vellequette is qualified to serve as a director because he has extensive knowledge about public and financial accounting matters.

Jeffrey A. Quiram has served on our Board, and has been our President and Chief Executive Officer, since 2005. From 1991 to 2004, Mr. Quiram served ADC Telecommunications in a variety of management roles, including Vice President of its wireless business unit. Mr. Quiram has a B.S. in Quantitative Methods and Computer Science from College of St. Thomas, and an M.B.A. from University of Minnesota. Our Board has determined that Mr. Quiram is qualified to serve as a director because he has extensive knowledge about product development, business planning, and complex manufacturing. In addition, he has extensive knowledge about our corporate operations and market activities from serving as our Chief Executive Officer.

William J. Buchanan has been our Chief Financial Officer since May 2010. Mr. Buchanan joined us in 1998 and served as our Controller from 2000 to May 2010. For 16 years prior to joining us, he was a self-employed private investor and investment advisor. For the nine years prior to that, he served in various executive and accounting positions with Applied Magnetics Corp and Raytheon Co. Mr. Buchanan holds a B.A. in Economics from California State University, Fresno.

Kenneth E. Pfeiffer has been our Vice President, Engineering since 2012. From 2009 to 2011, Mr. Pfeiffer was Vice President, Engineering at Veeco Instruments Inc. From 2006 to 2009, Mr. Pfeiffer was the Director of Equipment Engineering for HelioVolt Corporation. Prior to that, Mr. Pfeiffer held various engineering and management positions at Active Power, Inc. and Applied Materials, Inc. Mr. Pfeiffer obtained a B.S. Mechanical Engineering degree from Texas A&M University in 1990 and a M.S. Mechanical Engineering from the University of Texas in 1994. He also holds a Master’s in Business Administration degree from the University of Texas at Austin.

Robert L. Johnson has been our Senior Vice President, Operations since 2004. Mr. Johnson joined us in 2000 as Vice President of Wireless Manufacturing. From 1996 to 2000, Mr. Johnson was the Director and General Manager of Schlumberger ATE. From 1990 to 1996, he served as Vice President and General Manager of Harman International Industries. Mr. Johnson studied industrial engineering at Arizona State University.

Adam L. Shelton has been our Vice President, Product Management and Marketing since 2006. From 2005 to 2006, Mr. Shelton was the Senior Director of Marketing for Motorola. From 2003 to 2005, he was the Senior Director of Marketing for Advanced Fibre Communications (AFC), now Tellabs. Mr. Shelton also held various management and executive management positions with Mahi Networks, ATU Communications and Bell Canada. Mr. Shelton graduated with dean’s honors as a Civil Engineering Technologist from Seneca College in Toronto, Canada.

VOTING SECURITIES OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 18, 2018 by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our executive officers named in the table under “Executive Compensation — Summary Compensation Table,” and (iv) all of our directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, (i) the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable, and (ii) the address of each person is c/o Superconductor Technologies Inc., 9101 Wall Street, Austin, Texas 78754.

Name	Number of Shares (1)		Percentage Ownership
Kopp Family Office, LLC 8400 Normandale Lake Blvd Suite 1450 Bloomington, MN 55437	1,757,581	(2)	14.3
Sabby Management, LLC 10 Mountainview Rd Suite 2015 Upper Saddle River, NJ 07458	1,137,972	(3)	9.2
Jeffrey A. Quiram	50,169		*
William J. Buchanan	24,158		*
Robert L. Johnson	28,044		*
Adam L. Shelton	28,087		*
Kenneth E. Pfeiffer	26,140		*
Lynn J. Davis	18,612		*
Martin A. Kaplan	27,155		*
David W. Vellequette	—		*

All executive officers and directors as a group (8 persons)	202,365		1.6

*	Less than 1%.
(1)	Includes shares issuable upon the exercise of stock options that are exercisable within 60 days of April 18, 2018 as follows: Mr. Quiram, 32,975 shares; Mr. Buchanan 16,175 shares; Mr. Johnson 18,254 shares; Mr. Shelton, 18,266 shares; Mr. Pfeiffer, 17,758 shares; Mr. Davis, 4,334 shares; Mr. Kaplan, 5,667 shares; Mr. Vellequette, 0 shares; and all executive officers and directors as a group, 113,429 shares.
(2)	Based solely on information reported in a Schedule 13G/A filed with the SEC on January 12, 2018, Kopp Family Office, LLC, Kopp Holding Company, LLC, and LeRoy C. Kopp are the beneficial owners of and have shared voting authority with respect to 1,757,581 shares.
(3)	Based solely on information reported to us on March 29, 2018. Sabby Management, LLC is the investment manager of Sabby Volatility Warrant Master Fund, Ltd. and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of Sabby Volatility Warrant Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein.

Summary Compensation Table

The following table sets forth for 2017, 2016 and 2015 the base salary and other compensation of our (i) President and Chief Executive Officer and (ii) our other two most highly compensated officers for 2017 (our “named executive officers”):

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
Jeffrey A. Quiram	2017	324,450	—	—	—	39,003	363,453
President, Chief	2016	324,450	—	—	—	30,092	354,542
Executive Officer, Director	2015	324,450	—	30,177	—	35,754	390,381

Robert L. Johnson	2017	242,462	—	—	—	49,755	292,217
Senior Vice President,	2016	242,462	—	—	—	18,508	260,970
Operations	2015	242,462	—	16,597	—	15,799	274,858

Adam L. Shelton	2017	247,200	—	—	—	6,315	253,515
Vice President Product	2016	247,200	—	—	—	6,977	254,177
Management and Marketing	2015	247,200	—	16,597	—	4,850	268,647

(1)	The Option Awards and Stock Awards amounts represent the aggregate grant date fair value of the options to purchase common stock or shares of restricted common stock (as applicable) calculated in accordance with ASC 718, under the assumptions included in Note 5 to our audited financial statements for the year ended December 31, 2017 included in our Annual Report on Form 10-K.
(2)	The All Other Compensation amounts shown reflect the value attributable to term life insurance premiums, certain tax payments and company 401(k) matching for each named executive officer, if applicable, as well as other perquisites described below. Each named executive officer is responsible for paying income tax on such amounts. Pursuant to the terms of his employment agreement, Mr. Quiram received $33,313, $24,704 and $30,213 in 2017, 2016 and 2015, respectively, for travel expenses from his home in Minnesota, temporary housing near our Santa Barbara and Austin facilities, the use of an automobile, and special indemnity payments to cover the taxes resulting from the payment or reimbursement of such travel and housing expenses.

Narrative Disclosure To Summary Compensation Table

Employment Agreement

We entered into an employment agreement with Mr. Quiram in 2005, which was amended in 2007. The employment agreement provides for the following:

•	Appointment as our President, Chief Executive Officer and a member of our Board;

•	A base salary, which was $315,000 per year for 2008-2009 and increased to $324,450 during 2010;

•	A bonus of up to 100% of his base salary based upon achievement of annual performance goals to be developed by our Compensation Committee and Mr. Quiram;

•	Accelerated vesting of all his equity grants in the event of an “Involuntary Termination” or “Change of Control” (both as defined in his employment agreement);

•	A severance payment equal to one year’s salary and continued benefits for one year in the event of “Involuntary Termination”;

•	In the event of a “Change of Control,” whether or not he is terminated, Mr. Quiram is entitled to (i) payment of two times his annual base salary, (ii) 24 months of benefits coverage, and (iii) accelerated vesting of all of his outstanding equity grants;

•	Payment or reimbursement of travel expenses from his present home in Minnesota and the lease of an apartment for Mr. Quiram near our Santa Barbara headquarters; and a special indemnity payment for any taxes resulting from the payment or reimbursement of such expenses; and

•	Lease of an automobile.

Change of Control Agreements

We also have “change of control” agreements with Mr. Shelton. The change of control agreement generally provides that, if the employee’s employment is terminated within twenty-four months of a “Change of Control” (as defined in the change of control agreements) either (i) by us for any reason other than death, “Cause” or “Disability” (as both terms are defined in the change of control agreements) or (ii) by the employee for “Good Reason” (as defined in the change of control agreements), then the terminated employee will be entitled to severance benefits salary continuation payments and continuation of health/life insurance benefits for 18 months and accelerated vesting for all outstanding unvested stock options and other equity securities held by the employee. Any payments or distributions made to or for the benefit of the named employees under these change of control agreements will be reduced, if necessary, to an amount that would result in no excise taxes being imposed under Internal Revenue Code Section 4999.

Non-Equity Incentive Compensation

We maintain a bonus plan for executive officers and selected other members of senior management. Under the plan, our Compensation Committee establishes financial and other pertinent objectives for the period and assigns each executive officer an annual target bonus amount based on a percentage of his or her base salary, which ranges from 20% to 100%. Our Compensation Committee also retains the authority to award discretionary bonuses for performance in other aspects of the business not covered by the established goals. In December 2016, our Compensation Committee decided, based on then-current economic conditions, to not establish financial performance targets under this plan for 2017 and to not award cash bonuses based on financial objectives in 2017. Our Compensation Committee did reserve its right to award discretionary bonuses if appropriate; however no bonuses were awarded for 2017.

Equity Grants

For 2017, we made no grants of restricted stock awards and options to our named executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding options and unvested shares of restricted stock on December 31, 2017:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exerciseable (1)	Number of Securities Underlying Unexercised Options(#) Unexerciseable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)
Jeffrey A Quiram	278	—	921.60	2/20/2018	—	—
	204	—	921.60	2/20/2018	—	—
	183	—	471.60	5/6/2020	—	—
	587	—	284.40	1/25/2021	—	—
	253	—	262.80	2/9/2022	—	—
	619	—	37.80	3/7/2023	—	—
	18,000	—	31.80	12/5/2023	—	—
	13,333	—	3.30	11/9/2025	—	—

Robert L Johnson	100	—	921.60	2/20/2018	—	—
	114	—	921.60	2/20/2018	—	—
	102	—	471.60	5/6/2020	—	—
	328		284.40	1/25/2021	—	—
	142	—	262.80	2/9/2022	—	—
	347	—	37.80	3/7/2023	—	—
	10,000	—	31.80	12/5/2023	—	—
	7,333	—	3.30	11/9/2025

Adam L Shelton	133	—	921.60	2/20/2018	—	—
	116	—	921.60	2/20/2018	—	—
	105	—	471.60	5/6/2020	—	—
	328	—	284.40	1/25/2021	—	—
	144	—	262.80	2/9/2022	—	—
	353	—	37.80	3/7/2023	—	—
	10,000	—	31.80	12/5/2023	—	—
	7,333	—	3.30	11/9/2025	—	—

(1)	These options are fully vested.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Marcum LLP, an independent registered public accounting firm, to audit our financial statements for 2018. Our Audit Committee is submitting its selection to our stockholders for ratification. Marcum LLP has served as our auditor since October 2010 and has no financial interest of any kind in us except the professional relationship between auditor and client. A representative of Marcum LLP is expected to attend our Annual Meeting, and will be afforded an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions by stockholders.

Required Vote

This proposal requires the affirmative vote of a majority of the votes cast on the proposal. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions will count as a vote against and broker non-votes will not have any effect on the outcome of this proposal. In the event the stockholders do not approve this proposal, our Audit Committee will reconsider the appointment of Marcum LLP as our independent registered public accounting firm.

Board Recommendation

Our Board Recommends a Vote “FOR” the Ratification of the Appointment of our Independent Registered Public Accounting Firm.

PROPOSAL THREE

TO AUTHORIZE THE AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

Introduction

Our Board has unanimously approved and recommended to our stockholders the approval of an amendment to our Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), to effect a reverse stock split (the “Reverse Stock Split”) by a ratio of not less than one-for-four (1:4) and not greater than one-for-ten (1:10), with the exact ratio to be set as a whole number within this range determined by our Board. If this Proposal is approved, our Board may (but is not required to) in its discretion to effect the Reverse Stock Split within one year of the date of the Annual Meeting without further stockholder approval. Even if this Proposal is approved, our Board may decide not to effect the Reverse Stock Split if it determines that the Reverse Stock Split is not an effective course of action to achieve corporate objectives.

The Reverse Stock Split will have no effect on the par value of our common stock but will, assuming Proposal Four is approved by stockholders, also result in the Company reducing the number of authorized shares of common stock to the extent implemented by the Board in its discretion. The Company will pay cash in lieu of any fractional shares resulting from the Reverse Stock Split. The proposed form of amendment to our Certificate of Incorporation to implement the Reverse Stock Split is attached to this proxy statement as Annex A (the “Certificate of Amendment”).

Reasons for the Reverse Stock Split

Our common stock is listed on The NASDAQ Capital Market which has a continued listing requirement of $1.00 per share. The common stock is currently trading near $1.00 per share and may fall below the $1.00 listing requirement. We value our listing on The NASDAQ Capital Market. In addition, we also believe that the low market price of our common stock impairs its acceptability to important segments of the financial community and the investing public. Many investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. We believe that the low market price of our common stock has reduced the effective marketability of those shares because of the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Finally, the internal guidelines of many institutional investors prohibit the purchase of stock trading below certain minimum prices, typically $1.00 to $5.00.

In order to provide maximum flexibility, we are submitting this proposal with a range of exchange ratios of not less than one-for-four (1:4) and not greater than one-for-ten (1:10). The need for the broad range is due to the volatility of our stock price which ranged from a high of $2.15 to a low of $0.88 during the twelve months prior to April 18, 2018.

We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining whether to implement the Reverse Stock Split and selecting the exchange ratio, our Board will consider factors such as:

•	The status of the common stock listing on The NASDAQ Capital Market and the listing standards of other stock exchanges;

•	The historical trading price and trading volume of our common stock;

•	The then prevailing trading price and trading volume for our common stock;

•	The anticipated impact of the Reverse Stock Split on the trading price of and market for our common stock; and

•	Prevailing general market and economic conditions.

Reducing the number of outstanding shares of our common stock through a reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Our Board will have sole discretion as to the exact timing and precise exchange ratio of the Reverse Stock Split within the range of ratios specified in this Proposal for one year following the date of our Annual Meeting. Our Board may also determine that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders and decide to abandon the Reverse Stock Split, at any time before, during or after the Annual Meeting and prior to its effectiveness, without further action by the stockholders.

Effect of the Reverse Stock Split on Our Common Stock

Depending on the ratio for the Reverse Stock Split determined by our Board, a minimum of four and a maximum of ten shares of existing common stock will be combined into one new share of common stock. The table below shows, as of April 18, 2018, the approximate number of outstanding shares of common stock (excluding Treasury shares) that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares) based on the 12,323,798 shares of common stock issued and outstanding as of such date:

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
1-for-4	3,080,950
1-for-5	2,464,760
1-for-6	2,503,966
1-for-7	1,760,543
1-for-8	1,540,475
1-for-9	1,369,311
1-for-10	1,232,380

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined within the approved range by our Board.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except that, as described below in “—Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive cash in lieu of such fractional share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Authorized but unissued shares of our common stock and preferred stock are available for future issuance as may be determined by our board of directors without further action by our stockholders, unless stockholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction. These shares may be issued in the future for a variety of corporate purposes including, but not limited to, raising additional capital, corporate acquisitions and equity incentive plans. Except for a stock split or stock dividend, future issuances of common shares will dilute the voting power and ownership of our existing stockholders and, depending on the amount of consideration received in connection with the issuance, could also reduce stockholders’ equity on a per share basis.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, would become effective following the filing of the Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware as of the time or filing or such other time set forth in the Certificate of Amendment (the “Effective Time”). The Effective Time of the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to our Certificate of Incorporation, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware by the close of business on the first anniversary of the Annual Meeting, our Board will abandon the Reverse Stock Split.

After the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Exchange of Stock Certificates and Elimination of Fractional Share Interests

As soon as practicable after filing the Certificate of Amendment to our Certificate of Incorporation effecting a Reverse Stock Split with the Secretary of State of Delaware, stockholders will receive instructions for the exchange of their common stock certificates for new certificates representing the appropriate number of shares of common stock after the Reverse Stock Split. However, if permitted, the Company may elect to effect the exchange in the ordinary course of trading as certificates are returned for transfer. In either event, each current certificate representing shares of common stock will until so exchanged be deemed for all corporate purposes after the filing date to evidence ownership of our common stock in the proportionately reduced number. An exchange agent may be appointed to act for stockholders in effecting the exchange of their certificates.

Stockholders should NOT destroy any stock certificates or submit their stock certificates now. You should submit them only after you receive instructions from us or our exchange agent.

No service charges, brokerage commissions or transfer taxes will be payable by any stockholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (1) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establishes to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, we intend to pay cash as follows:

•	If a stockholder’s shares are held in street name, payment for the fractional shares will be deposited directly into the stockholder’s account with the organization holding the stockholder’s shares.

•	If the stockholder’s shares are registered directly in the stockholder’s name, payment for the fractional shares will be made by check, sent to the stockholder directly from our transfer agent upon receipt of the properly completed and executed transmittal letter and original stock certificates.

•	The amount of cash to be paid for fractional shares will be equal to the product obtained by multiplying:

•	The average closing price of our common stock as reported by The NASDAQ Capital Market for the five trading days immediately preceding the date of the Reverse Stock Split, or if our common stock is not at such time traded on The NASDAQ Capital Market, then as reported on the primary trading market for our common stock;

•	The amount of the fractional share.

Those stockholders who hold less than the number of shares set forth in the Reverse Stock Split ratio would be eliminated as a result of the payment of fractional shares in lieu of any fractional share interest in connection with the Reverse Stock Split. The Board reserves the right to aggregate all fractional shares for cash and arrange for their sale, with the aggregate proceeds from such sale being distributed to the holders of fractional shares on a pro rata basis.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, Preferred Stock and other Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by our Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would include proportionate adjustments to the applicable common stock conversion price of the outstanding shares of our Series A Convertible Preferred Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, preferred stock and other convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse stock split ratio determined by the Board, subject to our treatment of fractional shares.

Accounting Matters

This proposed amendment to our Certificate of Incorporation will not affect the par value of our common stock per share, which will remain $0.001 par value per share. As a result, as of the Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.

A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year.

No gain or loss will be recognized by us as a result of the Reverse Stock Split.

No Appraisal Rights

Stockholders have no rights under Delaware law or under our charter documents to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

Vote Required

This Proposal Three requires the affirmative vote of a majority of the outstanding shares of our common stock. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions and broker non-votes will have the same effect as a vote “against” Proposal Three. The proxy holders will vote your shares in accordance with your instructions. If you have not given specific instructions to the contrary, your shares will be voted “FOR” the approval of this Proposal Three.

Board Recommendation

Our Board Recommends a Vote “FOR” Amendment of our Restated Certificate of Incorporation, as Amended, to Effect a Reverse Stock Split as Described in this Proposal Three.

PROPOSAL FOUR

AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK IF THE REVERSE STOCK SPLIT IS APPROVED

In the event our Board, pursuant to stockholder authority, determines to effect the Reverse Stock Split, as discussed in Proposal Three above, the number of shares of common stock that will be outstanding may be reduced based on the reverse split ratio selected or such other ratio determined by the Board. The number of shares of common stock that were issued and outstanding as of April 18, 2018 was 12,323,798. The number of shares of common stock that we are authorized to issue is currently 250,000,000.

The proposal being submitted to the stockholders provides that, in the event a reverse stock split is effected, our Board will have the discretion to reduce the number of our authorized shares of common stock to a number which results in a ratio of authorized shares of common stock to issued and outstanding shares of common stock that most closely approximates the ratio of our authorized common stock to issued and outstanding common stock immediately prior to the reverse stock split or such other ratio determined by the Board. Accordingly, assuming that our Board determines to implement a one-for-five reverse stock split (which, based on the number of issued and outstanding shares of common stock as of April 18, 2018, would reduce the number of issued and outstanding shares to approximately 2,464,760), our Board would have the authority to reduce our authorized common stock in the same or a different proportion. If our Board chooses to reduce our authorized common stock in proportion to a one-for-five reverse stock split, this would result in our authorized common stock being reduced from 250,000,000 to 50,000,000. However, our Board will have the sole discretion to determine whether or not to implement such a reduction in authorized common stock in connection with the reverse stock split. Alternatively, our Board will have the sole discretion to implement a reduction in authorized common stock to a lesser degree such that, following the reverse stock split, the ratio of authorized common stock to issued and outstanding common stock would be higher than that in effect prior to the reverse stock split. Therefore, in the event that our Board determines to implement a reverse stock split but not to implement a proportionate reduction in authorized common stock, we would, in effect, have authority to issue a greater relative number of shares of common stock than prior to the reverse stock split. There are no written or oral plans, arrangements or understandings with respect to the issuance of any such additional common stock.

The proposed form of amendment to our Certificate of Incorporation to implement the proposed reduction in the authorized number of common shares if the Reverse Stock Split is approved attached to this proxy statement as Annex A (the “Certificate of Amendment”).

Vote Required

This Proposal Four requires the affirmative vote of a majority of the outstanding shares of our common stock. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions and broker non-votes will have the same effect as a vote “against” Proposal Four. The proxy holders will vote your shares in accordance with your instructions. If you have not given specific instructions to the contrary, your shares will be voted “FOR” the approval of this Proposal Four.

Board Recommendation

Our Board Recommends a Vote “FOR” Amendment of our Restated Certificate of Incorporation to Reduce the Number of Authorized Shares of our Common Stock if the Reverse Stock Split is Approved.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

Our Audit Committee reviews our financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. Our Audit Committee has reviewed and discussed the audited financial statements with management. In addition, our Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statements on Public Company Accounting Oversight Board Auditing Standard No. 16 “Communications with Audit Committees”.

Our Audit Committee has also received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding their communications with the audit committee concerning independence, and has discussed with them their independence, including whether their provision of other non-audit services to us is compatible with maintaining their independence.

Our Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for the audit. Our Audit Committee meets with them, with and without management present to discuss the results of their examinations, the evaluation of our internal controls and the overall quality of our reporting.

Based upon the review and discussions referred to in the foregoing paragraphs, our Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for 2017 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Dan L. Vellequette (Chairman)

Martin A. Kaplan

Lynn J. Davis

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee regularly reviews and determines whether specific non-audit projects or expenditures with our independent registered public accounting firm, Marcum LLP, potentially affects its independence. Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Marcum LLP. Pre-approval is generally provided by our Audit Committee for up to one year, as detailed as to the particular service or category of services to be rendered, and is generally subject to a specific budget. Our Audit Committee may also pre-approve additional services of specific engagements on a case-by-case basis.

The following table sets forth the aggregate fees billed to us by Marcum LLP for 2017 and 2016, all of which were pre-approved by our Audit Committee:

	Year Ended December 31,
	2017	2016
Audit fees(1)	$190,000	$190,000
All other fees(2)	—	60,000

Total	$190,000	$250,000

(1)	Includes fees for professional services rendered for the audit of our annual consolidated financial statements and review of our annual report on Form 10-K and for reviews of the condensed consolidated financial statements included in our quarterly reports on Form 10-Q for the first three quarters of 2017 and 2016.
(2)	These fees related to services rendered for our registration statements.

TRANSACTIONS WITH RELATED PERSONS

None.

ANNUAL REPORT TO STOCKHOLDERS

Our Annual Report on Form 10-K for the year ended December 31, 2017 is being mailed to our stockholders along with this Proxy Statement.

OTHER MATTERS

We know of no other matters to be submitted at our Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board may recommend.

By Order of the Board of Directors,

JEFFREY A. QUIRAM President and Chief Executive Officer

Austin, Texas

May 8, 2018

ANNEX A

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

SUPERCONDUCTOR TECHNOLOGIES INC.

Superconductor Technologies Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:

1. That the second sentence of the first paragraph of Section 1 of Article IV of the Restated Certificate of Incorporation of the Company is hereby amended and restated in its entirety as follows:1

“The total number of shares of Common Stock which the Corporation shall have authority to issue is [            ] shares, having a par value of $0.001 per share (the “Common Stock”), and the total number of shares of Preferred Stock this Corporation shall have authority to issue is 2,000,000 shares, having a par value of $0.001 per share (the “Preferred Stock”).”

2. That Article IV. of the Restated Certificate of Incorporation of the Company is hereby amended to add Section 5 as follows:2

“Section 5. Effective as of [                ], 20[    ], each [            ] shares of the issued and outstanding shares of Common Stock of this corporation shall thereby and thereupon automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock of this corporation (the “Reverse Stock Split”). No scrip or fractional shares will be issued by reason of the Reverse Stock Split. In lieu thereof, cash shall be distributed to each stockholder of the Company who would otherwise have been entitled to receipt of a fractional share and the amount of cash to be distributed shall be based upon the average closing price of a share of Common Stock on The NASDAQ Capital Market for the five trading days immediately preceding the effective date of the Amendment.”

3. That the foregoing amendments have been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, by approval of the Board of Directors of the Company and by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company entitled to vote thereon at a meeting held on June [    ], 2018.

4. The effective time of the amendments herein certified shall be [                    ] on [                ], 201    .

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of Restated Certificate of Incorporation to be duly executed by its authorized officer this        day of                 , 201    .

Superconductor Technologies Inc.

By:
[name, title]

[1]	Applicable if Proposal Four is approved.
[2]	Applicable if Proposal Three is approved.

A -1

DETACH HERE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

SUPERCONDUCTOR TECHNOLOGIES INC.

ANNUAL MEETING OF STOCKHOLDERS

June 7, 2018

The undersigned stockholder of SUPERCONDUCTOR TECHNOLOGIES INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 8, 2018, and hereby appoints each of Jeffrey A. Quiram and William J. Buchanan, and each of them, as proxy and attorney-in-fact with full power of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Superconductor Technologies Inc. to be held on Thursday, June 7, 2018 at 9:00 a.m., local time, at the offices of Superconductor Technologies Inc., located at 9101 Wall Street, Austin, Texas 78754 and at any adjournment or adjournments thereof, and to vote all shares of capital stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

[SEE REVERSE SIDE] CONTINUED AND TO BE SIGNED ON REVERSE SIDE [SEE REVERSE SIDE]

[BACK OF PROXY]

DETACH HERE

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

☐	Please mark votes as in this example

1. TO ELECT ONE CLASS 2 DIRECTOR

Nominee:	(1) Lynn J. Davis

☐ FOR NOMINEE	☐ WITHHOLD NOMINEE

2. RATIFICATION OF THE SELECTION OF MARCUM LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF SUPERCONDUCTOR TECHNOLOGIES INC. FOR 2018.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. TO APPROVE AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK BY A RATIO TO BE DETERMINED WITHIN A SPECIFIED RANGE AND EFFECTED AT ANY TIME PRIOR TO THE FIRST ANNIVERSARY DATE OF THIS ANNUAL MEETING OF STOCKHOLDERS IN THE DISCRETION OF THE BOARD OF DIRECTORS (THE “REVERSE STOCK SPLIT”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. TO APPROVE AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO REDUCE THE NUMBER OF SHARES OF OUR AUTHORIZED COMMON STOCK IN PROPORTION TO THE PERCENTAGE DECREASE IN THE NUMBER OF OUTSTANDING SHARES OF COMMON STOCK RESULTING FROM THE REVERSE STOCK SPLIT (OR A LESSER DECREASE IN AUTHORIZED SHARES OF COMMON STOCK) AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS DISCRETION.	FOR ☐	AGAINST ☐	ABSTAIN ☐

As to any other matters that may properly come before the meeting or any adjournments thereof, the proxy holders are authorized to vote in accordance with their best judgment.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both must sign.)

Signature:	Date:

Signature:	Date:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED 1) FOR ELECTION OF THE CLASS 2 DIRECTOR NOMINEE, 2) FOR RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018, 3) FOR APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK BY A RATIO TO BE DETERMINED WITHIN A SPECIFIED RANGE AND EFFECTED AT ANY TIME PRIOR TO THE FIRST ANNIVERSARY DATE OF THIS ANNUAL MEETING OF STOCKHOLDERS IN THE DISCRETION OF THE BOARD OF DIRECTORS (THE “REVERSE STOCK SPLIT”), AND 4) FOR THE APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO REDUCE THE NUMBER OF SHARES OF OUR AUTHORIZED COMMON STOCK IN PROPORTION TO THE PERCENTAGE DECREASE IN THE NUMBER OF OUTSTANDING SHARES OF COMMON STOCK RESULTING FROM THE REVERSE STOCK SPLIT OR A LESSER DECREASE IN AUTHORIZED SHARES OF COMMON STOCK, AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS DISCRETION. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTERS THAT MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.